Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES SUCCESSFUL REPRICING OF $3.0 BILLION

TERM B LOANS AND PREPAYMENT OF $750 MILLION TERM B LOANS

IRVINE, Calif. — Aug. 18, 2016 — Western Digital Corporation (NASDAQ: WDC) (“Western Digital” or the “company”) today announced that it has successfully priced $3.0 billion of new U.S. dollar-denominated term B loans at an interest rate of LIBOR + 3.75%, which priced 175 basis points lower than its previous term B loans issued earlier this year in connection with the company’s acquisition of SanDisk Corporation. In connection with this transaction, Western Digital settled the previous U.S. dollar-denominated term B loans with the proceeds of this new loan and a voluntary cash prepayment of $750 million. The new financing is expected to generate annual interest savings of approximately $128 million beginning on Aug. 17, 2016. This reflects annual cash interest savings of approximately $100 million resulting from both the 175 basis point reduction in interest spread and the $750 million reduction in principal as well as annual non-cash interest savings of approximately $28 million from reduced amortization of debt issuance costs associated with the previous term B loans. The new term loans have the same remaining tenor as the previous U.S. dollar-denominated term B loans and mature on April 29, 2023.

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning expected annual interest savings.

Western Digital Announces Successful Repricing of $3.0 Billion Term B Loans and Prepayment of $750 Million Term B Loans

These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s and SanDisk Corporation’s Forms 10-Q filed with the SEC on May 9, 2016 and May 2, 2016, respectively, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, WD, the HGST logo, SanDisk and G-Technology are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners.

Company contacts:

Bob Blair

Western Digital Corp. Investor Relations

949.672.7834

robert.blair@wdc.com

Jim Pascoe

Western Digital Corp. Media

408.717.5950

jim.pascoe@wdc.com